UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 25, 2024

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(c) On July 25, 2024, the Board of Directors (the “Board”) of McDonald’s Corporation (the “Company”) appointed Lauren B. Elting to serve as the Company’s “principal accounting officer,” effective October 1, 2024. Ms. Elting will join the Company on July 30, 2024 as a Vice President to ensure a smooth transition prior to Catherine A. Hoovel’s retirement on October 1, 2024, which the Company previously announced on Form 8-K, dated March 13, 2024. Ms. Hoovel will continue to serve as the Company’s principal accounting officer until her retirement, at which time Ms. Elting will assume the role of Vice President – Corporate Controller.

Prior to joining the Company, Ms. Elting held several positions of increasing responsibility with Federal Signal Corporation, including Chief Accounting Officer from 2022 to 2024, and Vice President, Corporate Controller from 2018 to 2022.

In connection with her appointment, Ms. Elting will be entitled to (i) an annual base salary of $375,000, (ii) an annual cash target incentive plan award with a target of 50% of her base salary, and (iii) beginning in 2025, an annual long-term incentive award in an amount that is determined based upon the guideline range for her level within the Company, with half of the award delivered in the form of performance-based restricted stock units. In addition, Ms. Elting will be entitled to receive a one-time restricted stock unit award valued at $800,000, scheduled to vest equally on the first three anniversaries of the grant date, subject to her continued employment with the Company. In addition, Ms. Elting will be entitled to receive a one-time cash bonus in the amount of $250,000, subject to her continued employment for at least one year. Ms. Elting will also be entitled to participate in the Company’s benefit plans applicable to officers at her level.

Ms. Elting has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Ms. Elting and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

During the Company’s Annual Shareholders’ Meeting, held on May 22, 2024, the Company’s shareholders approved amendments to the Company’s Restated Certificate of Incorporation to limit liability of certain officers, as permitted by law, and to implement certain other miscellaneous changes, as described in more detail in the Company’s 2024 Proxy Statement. On July 25, 2024, the Board approved and adopted certain conforming amendments to the Company’s By-laws to reflect the revised Certificate of Incorporation, as well as the Board’s recent decision to recombine the roles of Chairman and Chief Executive Officer and appoint a Lead Independent Director, and certain clarifications to the advance notice provisions.

The foregoing summary is qualified in its entirety by reference to the Company’s By-laws, amended and restated as of July 25, 2024, a copy of which is attached hereto as Exhibit 3.2 and is incorporated in this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.2	By-Laws of McDonald's Corporation, as amended and restated with effect as of July 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	July 26, 2024	By:	/s/ Jeffrey J. Pochowicz
Jeffrey J. Pochowicz Vice President – Associate General Counsel and Corporate Secretary